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                                                                     Exhibit 3.1


                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         STYLING TECHNOLOGY CORPORATION



     1. The name of the corporation is STYLING TECHNOLOGY CORPORATION (which is hereinafter referred to as the "Corporation").


     2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 29, 1995, under the name LEOPOLD STYLING PRODUCTS, INC.

     3. The original Certificate of Incorporation was amended on September 23, 1996 providing for a reverse stock split and changing the name of the Corporation to Styling Technology Corporation.


     4. This First Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 245 of the General Corporation Law of the State of Delaware, and amends, restates, and integrates the provisions of the Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with Section 103 and 242, shall thenceforth supersede the Certificate of Incorporation and all amendments thereto, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

     5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I

                                      NAME

     The name of the Corporation shall be Styling Technology Corporation.
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                                   ARTICLE II

                                     ADDRESS

     The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL").


                                   ARTICLE IV

                                      STOCK


     The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock and Preferred Stock which the Corporation shall have authority to issue is eleven million (11,000,000) of which ten million (10,000,000) shares shall be Common Stock and one million (1,000,000) shall be Preferred Stock. The par value of the shares of Common Stock is one hundredth of one cent (.0001) per share. The par value of the shares of Preferred Stock is one hundredth of one cent (.0001) per share.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.


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                                    ARTICLE V

                             ADDRESS OF INCORPORATOR

     The name and mailing address of the incorporator is M.C. Kinnamon, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

     The number of directors which shall comprise the initial Board of Directors of the Corporation shall be two (2). The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation.

     All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law.

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

          (i) to fix, abolish, determine, and vary from time to time the amount or amounts to be set apart as reserves;

          (ii) to adopt, amend, and repeal Bylaws of the Corporation;

          (iii) to authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation;

          (iv) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or bylaw or as authorized by resolution of the stockholders or Board of Directors;

          (v) to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or of any committee thereof and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation;

          (vi) from time to time to formulate, establish, promote, and carry out, and to amend, alter, change, revise, recall, repeal, or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation,


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company, association, trust, or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains, or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses, and/or for the furnishing to such employees, directors, officers, or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability or unemployment, education, housing, social services, recreation, or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine; and

          (vii) to authorize the guaranty by the Corporation of securities, evidences of indebtedness, and obligations of other persons, firms, associations, and corporations.


                                   ARTICLE VII

                              ELECTION OF DIRECTORS

     Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


                                  ARTICLE VIII

                         STRUCTURE OF BOARD OF DIRECTORS

     A. The Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of
Article IV hereof ("Preferred Stock Directors") shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Class I directors shall initially serve until the 1999 meeting of stockholders; Class II directors shall initially serve until the 2000 meeting of stockholders; and Class III directors shall initially serve until the 2001 meeting of stockholders. Commencing with the annual meeting of stockholders in 1999, directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

     B. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification, or removal.


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                                   ARTICLE IX

                                 INDEMNIFICATION

     Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance expenses to such person, to the fullest extent legally permissible under the GCL, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, and amounts paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Article IX shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The right of indemnification shall be a contract right that may be enforced in any manner desired by such person. The right of indemnification shall not be exclusive of any other right that such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Notwithstanding any other provision of this Article IX, no person shall be entitled to indemnification or advancement of expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him or her against the Corporation, unless such Proceeding or claim is approved by the Board of Directors of the Corporation.

     The Board of Directors may adopt bylaws from time to time with respect to indemnification to provide at all time the fullest indemnification permitted by the GCL, and may cause the Corporation to purchase and maintain insurance, at the Corporation's expense, on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.


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                                    ARTICLE X

                              REMOVAL OF DIRECTORS

     Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal.


                                   ARTICLE XI

              LIMITATION ON LIABILITY FOR BREACH OF FIDUCIARY DUTY

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE XII

                               AMENDMENT OF BYLAWS

     Subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors, the Board of Directors is expressly authorized and empowered to make, alter, and repeal the Bylaws of the Corporation.


                                  ARTICLE XIII

                              AMENDMENT OF ARTICLES

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this First Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this First Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.


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                                   ARTICLE XIV

                  BOARD CONSIDERATIONS UPON SIGNIFICANT EVENTS

     The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

     In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XIV must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article XVI), voting together as a single class.


                                   ARTICLE XV

                               STOCKHOLDER CONSENT

     No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XV must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article XVI), voting together as a single class.


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                                   ARTICLE XVI

                        BUSINESS COMBINATIONS; FAIR PRICE

         A. In addition to any affirmative vote required by law or this First Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article XVI:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership, or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder other than a merger enacted in accordance with Section 253 of the Delaware General Corporation Law or any successor thereof; or

          2. any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten million dollars ($10,000,000) or more; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of ten million dollars ($10,000,000) or more (other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its subsidiaries which securities have been distributed pro rata to all holders of Voting Stock); or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder; shall require the affirmative vote of the holders of at least sixty six


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     and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock, as hereinafter defined, voting together as a single class, including the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

          B. The provisions of Section A of this Article XVI shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this First Restated Certificate of Incorporation, if the conditions specified in either of the following paragraph 1 or 2 are met:

          1. the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

          2. all of the following price and procedural conditions shall have been met:

          (a) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two (2) year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

               (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph 2(a)(ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (B) the Fair


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          Market Value per share of Common Stock on the first day in such two
          (2) year period upon which the Interested Stockholder acquired any shares of Common Stock; and

          (b) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of issued and outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every such class of issued and outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two (2) year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (iv) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph 2(b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two
          (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock; and

          (c) the consideration to be received by holders of a particular class of issued and outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to


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     acquire the largest number of shares of such class of Voting Stock previously acquired by it); and

          (d) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding preferred stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

          (e) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (f) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

     C. For purposes of this Article XVI the following terms shall have the following meanings:

          1. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 21, 1996.

          2. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on June 21, 1996. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement,


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arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate of Associate is otherwise deemed the Beneficial Owner).

          3. "Business Combination" shall mean any transaction described in any one or more of clauses (1) through (5) of Section A of this Article XVI.

          4. "Continuing Director" shall mean any member of the Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

          5. "Excluded Preferred Stock" means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article XVI shall not apply.

          6. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty
(30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article XVI; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article XVI.

          7. "Interested Stockholder" shall mean any Person to or which:

               (a) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or


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               (b) is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 7 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

          Notwithstanding anything to the contrary contained in this First Restated Certificate of Incorporation, for purposes of this First Restated Certificate of Incorporation, the term "Interested Stockholder" shall not, for any purpose, include, and the provisions of Article XVI(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; or (b) any employee stock ownership plan of the Corporation or any Subsidiary.

          8. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs 2(a) and (b) and paragraph B of this Article XVI shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

          9. "Person" shall mean any individual, firm, corporation, partnership or other entity.

          10. "Subsidiary" shall mean any corporation or other entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

          11. "Voting Stock" means all issued and outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this First Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be


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
issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

     D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XVI, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XVI, including, without limitation: (i) whether a Person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any Person; (iii) whether a Person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article XVI have been met with respect to any Business Combination; (v) the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article XVI; and
(vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of ten million dollars ($10,000,000) or more.

     E. Nothing contained in this Article XVI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XVI must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

     IN WITNESS WHEREOF, the undersigned, being the Chairman of the Board, President and Chief Executive Officer of the Corporation, for and on behalf of the Corporation, has executed this First Restated Certificate of Incorporation this 18th day of June, 1998, and hereby acknowledges, under penalties of perjury, that this First Restated Certificate of Incorporation is the act and deed of the Corporation and that facts stated in this First Restated Certificate of Incorporate are true.

                                 STYLING TECHNOLOGY CORPORATION



                                 By:_____________________________________
                                      Richard R. Ross, Executive Vice President,
                                      Chief Financial Officer and Secretary

STATE OF ARIZONA     )
                     ) ss.
County of Maricopa   )


     The foregoing instrument was acknowledged before this ____ day of June, 1998, by Richard R. Ross, Executive Vice President, Chief Financial Officer and Secretary of Styling Technology Corporation, a Delaware corporation, on behalf of the corporation.


                                             ___________________________________
                                             Notary Public

My commission expires:

___________________________________



                                       15